UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): November 16, 2007

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        The Board of Directors of the Registrant, at its annual Board meeting held on November 14, 2007, voted unanimously to adopting amendments to the Registrant's Bylaws, with regard to corporate governance, by adding the following two new sections:

        (i) Article III, Board of Directors:

        "Section 13.  Compliance Reporting – D&O Questionnaires.  All directors, on at least an annual basis, are required to fully answer, execute and deliver a director's questionnaire and/or its update to the Company Secretary by a date to be specified by the Company's Secretary. Failure to fully answer, execute and deliver the company director's questionnaire and/or its update to the Company Secretary by the date so specified by the Company Secretary, will result automatically in the removal of such director as of the date such questionnaire or its update was required to be delivered".

        (ii) Article IV, Officers:

        "Section 8.  Compliance Reporting – D&O Questionnaires.  All officers, on at least an annual basis, are required to fully answer, execute and deliver an officer's questionnaire and/or its update to the Company Secretary by the date to be specified by the Company's Secretary.  Failure to fully answer, execute and deliver the company officer's questionnaire and/or its update to the Company Secretary by the date so specified by the Company Secretary, will result automatically in the removal of such officer as of the date such questionnaire or its update was required to be delivered."

Item 8.01        Other Events

        On November 16, 2007, the Registrant issued a press release announcing its Annual Meeting Results. The press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

Item 9.01       Financial Statements and Exhibits

Exhibit 99.1 - Envirokare Tech, Inc. Announces Annual Meeting Results

Exhibit 99.2 - Envirokare Tech, Inc. Bylaws as Amended and Restated November 14, 2007

SIGNATURE

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2007	Envirokare Tech, Inc.

/s/ George E. Kazantzis

George E. Kazantzis, President and Principal Financial Officer